Exhibit T3A-83

                              ARTICLES OF AMENDMENT

                                       OF

                      OGDEN MARTIN SYSTEMS OF FAIRFAX, INC.

To the State Corporation Commission
Commonwealth of Virginia

The following Articles of Amendment are hereby submitted pursuant to the provisions of the Virginia Stock Corporation Act on behalf of the corporation hereinafter named.

1. The name of the corporation is OGDEN MARTIN SYSTEMS OF FAIRFAX, INC.

2. Article First of the Articles of Incorporation of the corporation is hereby amended to read as follows: The corporate name for the corporation is COVANTA FAIRFAX, INC.

3. The date of adoption of the amendment herein provided for was February 28, 2001.

4. The amendment herein provided for was adopted by unanimous consent of all of the shareholders of the corporation.

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The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment herein provided for are as follows:

Designation                 Number of                        Number of Votes
                               Outstanding Shares

The total number of votes cast for and against the amendment herein provided for by each voting group entitled to vote separately on the said amendment is as follows:

Designation                 Number of Votes                  Number of Votes
                            Cast For Amendment               Cast Against
                                                                       Amendment

The number of votes cast for the amendment herein provided for by each said voting group was sufficient for approval by that voting group.

Executed on March 22, 2001.

      COVANTA FAIRFAX, INC.

/s/
--------------------------------
Name                Title

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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                 March 22, 2001

The State Corporation Commission has found the accompanying articles submitted on behalf of COVANTA FAIRFAX, INC. (formerly OGDEN MARTIN SYSTEMS OF FAIRFAX, INC.) to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective March 22, 2001, at 03:50 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                                STATE CORPORATION COMMISSION

                                                By /s/
                                                   -----------------------------
                                                                    Commissioner

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                            ARTICLES OF INCORPORATION

                                       OF

                      Ogden Martin Systems of Fairfax, Inc.

                                    * * * * *

         1. The undersigned intends to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia and, to that end, sets forth the following:

         2. The name of the corporation is

                      Ogden Martin Systems of Fairfax, Inc.

         3. The number of shares the corporation is authorized to issue is one hundred (100) Common shares with a par value of One Dollar ($1.00).

         4. The post-office address of the initial registered office, including street and number, is 5511 Staples Mill Road, Richmond, Virginia 23228.

         5. The registered office is located in the County of Henrico.

         6. The name of the initial registered agent is EDWARD R. PARKER, who is a resident of Virginia and a member of the Virginia State Bar and whose business office is identical with the registered office.

                                                /s/ Gregory H. Wanner
                                                --------------------------------
                                                Gregory H. Wanner,
                                                Incorporator

                                                /s/ Richard C. Franzen
                                                --------------------------------
                                                Richard C. Franzen,
                                                Incorporator

                                                /s/ Michael B. Schiaparelli
                                                --------------------------------
                                                Michael B. Schiaparelli,
                                                Incorporator

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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION
                                  JUNE 2, 1987

                          CERTIFICATE OF INCORPORATION

The State Corporation Commission has found the accompanying articles submitted on behalf of

OGDEN MARTIN SYSTEMS OF FAIRFAX, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective June 2, 1987.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                                STATE CORPORATION COMMISSION

                                                By /s/ Elizabeth B. Lacy
                                                   -----------------------------
                                                   Commissioner

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